EXHIBIT 21.1

Entity Name	Domestic Jurisdiction
Anhydro (Hong Kong) Limited	Hong Kong
Anhydro China Co., Ltd.	China
Anhydro North America, Inc.	Delaware
APV (China) Co., Ltd.	China
APV Benelux B.V.	Netherlands
APV Benelux NV	Belgium
APV Hills and Mills (Malaysia) Sdn Bhd	Malaysia
APV Middle East Limited	Saudi Arabia
APV Overseas Holdings Limited	United Kingdom
Ballantyne Company	Cayman Islands
Ballantyne Holding Company	Cayman Islands
Ballantyne Holding Mauritius Ltd.	Mauritius
Carnoustie Finance Limited	United Kingdom
Clyde Pumps India Pvt Limited	India
Clyde Pumps Limited	United Kingdom
Clyde Pumps, Inc.	Delaware
Clyde Union (France) S.A.S.	France
Clyde Union (Holdings) Limited	Scotland
Clyde Union (Holdings) S.á.r.l.	Luxembourg
Clyde Union (Indonesia) (Holdings) Limited	Scotland
Clyde Union (US), Inc.	Delaware
Clyde Union Canada Limited	Canada
Clyde Union China Holdings Limited	Scotland
Clyde Union DB Limited	United Kingdom
Clyde Union Inc.	Michigan
Clyde Union Limited	Scotland
Clyde Union Middle East LLC	United Arab Emirates
Clyde Union Pumps Middle East FZE	United Arab Emirates
Clyde Union S.A.S.	France
Clyde Union S.á.r.l.	Luxembourg
Clyde Union South East Asia Pte. Ltd.	Singapore
Clyde Union Technology (Beijing) Co., Ltd.	China
Corporate Place, LLC	Delaware
Delaney Holdings, Co.	Delaware
Drysdale & Company Limited	Scotland
Fastighets AB Klädeshandlaren	Sweden
Firethorne AB	Sweden
General Signal (China) Co., Ltd.	China
General Signal Ireland B.V.	Netherlands
Girdlestone Pumps Limited	Scotland
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	China
Invensys Philippines, Inc.	Philippines
Johnson Pumps Of America, Inc.	Delaware
Johnston Ballantyne Holdings Limited	United Kingdom

Entity Name	Domestic Jurisdiction
Launch Tech Company Limited	China
Marley Engineered Products (Shanghai) Co. Ltd.	China
Mather & Platt Machinery Limited	Scotland
Medinah Holding Company	Cayman Islands
Medinah Holding GmbH	Germany
Merion Finance S.A.R.L.	Luxembourg
Muirfield Finance Company Limited	United Kingdom
Newlands Junior College Limited	Scotland
Oakmont Finance S.A.R.I.	Luxembourg
PT Barata David Brown Gear Industries	Indonesia
PT. Clyde Union Pumps Indonesia	Indonesia
Rathi Lightnin Mixers Private Limited	India
S & N International, L.L.C.	Delaware
S & N Pump Company	Texas
S & N Pump Middle East, LLC	Texas
S&N Pump (Africa) Ltda.	Angola
S&N Pump and Rewind Limited	United Kingdom
Shinnecock Holding Company	Cayman Islands
South Eastern Europe Services Limited	United Kingdom
SPX (China) Industrial Manufacturing Center Co., Ltd.	China
SPX (Shanghai) Flow Technology Co., Ltd.	China
SPX (Shanghai) Mechanical & Electrical Equipment Co., Ltd.	China
SPX Canada Co.	Canada
SPX Chile Limitada	Chile
SPX Clyde Luxembourg S.á.r.l.	Luxembourg
SPX Clyde UK Limited	United Kingdom
SPX Corporation (China) Co., Ltd.	China
SPX Denmark Holdings ApS	Denmark
SPX Europe Shared Services Limited	United Kingdom
SPX FLOW Germany Holding GmbH	Germany
SPX Flow Holdings, Inc.	Delaware
SPX Flow Receivables LLC	Delaware
SPX Flow Technology (India) Private Limited	India
SPX Flow Technology (Pty) Limited	South Africa
SPX Flow Technology (Thailand) Limited	Thailand
SPX Flow Technology Argentina S.A.	Argentina
SPX Flow Technology Assen B.V.	Netherlands
SPX Flow Technology Australia Pty Ltd.	Australia
SPX Flow Technology Belgium NV	Belgium
SPX Flow Technology Canada Inc.	Canada
SPX Flow Technology Copenhagen A/S	Denmark
SPX Flow Technology Crawley Limited	United Kingdom
SPX Flow Technology Danmark A/S	Denmark
SPX Flow Technology do Brasil Indústria e Comércio Ltda.	Brazil
SPX Flow Technology Dublin Limited	Ireland

Entity Name	Domestic Jurisdiction
SPX Flow Technology Etten-Leur B.V.	Netherlands
SPX Flow Technology Finland Oy	Finland
SPX Flow Technology Hanse GmbH	Germany
SPX Flow Technology Hong Kong Limited	Hong Kong
SPX Flow Technology Hungary Kft. (SPX Flow Technology Hungary Mérnöki és Képviseleti Kft.)	Hungary
SPX Flow Technology Ibérica S.A.	Spain
SPX Flow Technology Italia S.p.A.	Italy
SPX Flow Technology Japan, Inc.	Japan
SPX Flow Technology Kerry Limited	Ireland
SPX Flow Technology Korea Co., Ltd.	South Korea
SPX Flow Technology Limited	United Kingdom
SPX Flow Technology London Limited	United Kingdom
SPX Flow Technology Mexico, S. A. de C.V.	Mexico
SPX Flow Technology Moers GmbH	Germany
SPX Flow Technology New Zealand Limited	New Zealand
SPX Flow Technology Norderstedt GmbH	Germany
SPX Flow Technology Poland sp. z.o.o.	Poland
SPX Flow Technology Rosista GmbH	Germany
SPX Flow Technology s.r.o.	Czech Republic
SPX Flow Technology Santorso S.r.l.	Italy
SPX Flow Technology SAS	France
SPX Flow Technology Singapore Pte. Ltd.	Singapore
SPX Flow Technology Sweden AB	Sweden
SPX Flow Technology Systems, Inc.	Delaware
SPX Flow Technology Unna GmbH	Germany
SPX Flow Technology USA, Inc.	Delaware
SPX Flow Technology Warendorf GmbH	Germany
SPX Flow US, LLC	Delaware
SPX FLOW, Inc.	Delaware
SPX France Holdings SAS	France
SPX Industrial Equipment Manufacturing (Suzhou) Co., Ltd.	China
SPX International GmbH	Germany
SPX International Holding GmbH	Germany
SPX International Limited	United Kingdom
SPX International Management LLC	Delaware
SPX Korea Co., Ltd.	South Korea
SPX Latin America Corporation	Delaware
SPX Luxembourg Acquisition Company S.a.r.l.	Luxembourg
SPX Luxembourg Holding Company S.á.r.l.	Luxembourg
SPX Middle East FZE	United Arab Emirates
SPX Netherlands B.V.	Netherlands
SPX Process Equipment Pty Ltd.	Australia
SPX Russia Limited	Russia
SPX Serviços Industriais Ltda.	Brazil
SPX Singapore Pte. Ltd.	Singapore

Entity Name	Domestic Jurisdiction
SPX U.L.M. GmbH	Germany
SPX UK Holding Limited	United Kingdom
The Harland Engineering Co. Limited	Scotland
Torque Tension Systems (Asia Pacfic) Pty Limited	Australia
Torque Tension Systems Limited	United Kingdom
Turnberry Rubicon Limited	Scotland
Turnberry Rubicon Limited Partnership	Scotland
UD-RD Holding Company Limited	United Kingdom
Union Pump Limited	United Kingdom
United Dominion Industries Corporation	Canada
Valhalla Holding Company	Cayman Islands